UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
                               __________________

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): November 21, 2005

                           R.H. DONNELLEY CORPORATION

                               __________________


             (Exact name of registrant as specified in its charter)

                               __________________


            Delaware                 1-07155                13-2740040
  (State or other jurisdiction     (Commission            (IRS Employer
        of incorporation)          File Number)         Identification No.)

      1001 Winstead Drive
            Cary, NC                                          27513
     (Address of principal                                  (Zip Code)
       executive offices)

                              R.H. DONNELLEY INC.*
                          (Exact name of registrant as
                            specified in its charter)

            Delaware                 333-59287              36-2467635
  (State or other jurisdiction     (Commission            (IRS Employer
        of incorporation)          File Number)         Identification No.)

          1001 Winstead Drive
                Cary, NC                                      27513
         (Address of principal                              (Zip Code)
           executive offices)

                         Registrant's telephone number,
                              including area code:
                                 (919) 297-1600
                               __________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15(d) as a result of such Notes. As of November 16, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 7.01.   Regulation FD Disclosure

     On November 21, 2005, R.H. Donnelley Inc. (the "Company"), a wholly owned subsidiary of R.H. Donnelley Corporation (the "Parent Company"), issued a press release announcing the commencement of a cash tender offer for any and all of its outstanding $325,000,000 aggregate principal amount of 8 7/8% Senior Notes due 2010 (CUSIP Numbers: 749564AB6, 749564AA8, U76218AA1; together, the "Notes"). The Company is also soliciting consents to certain proposed amendments to the indenture governing the Notes.

     In connection with the tender offer and consent solicitation, the Company also disclosed that as of September 30, 2005, after giving effect to the amendment and restatement of the Company's credit agreement, the consummation of the proposed merger of R.H. Donnelley Corporation and Dex Media, Inc, and the tender offer and consent solicitation (assuming that all the Notes are validly tendered and accepted for payment), the Company would have had outstanding debt on a pro forma combined basis of approximately $2.8 billion, approximately $2.2 billion of which would have been senior debt, and $600 million of which would have been senior subordinated debt. All of the approximately $2.2 billion of senior debt would have been secured.

     In addition, as of September 30, 2005, after giving effect to the amendment and restatement of the Company's credit agreement, the consummation of the proposed merger of R.H. Donnelley Corporation and Dex Media, Inc, and the tender offer and consent solicitation (assuming that all the Notes are validly tendered and accepted for payment), the Parent Company would have had outstanding debt on a pro forma combined basis of approximately $11.0 billion, approximately $9.2 billion of which would have been senior debt, and $1.8 billion of which would have been senior subordinated debt. Of the approximately $9.2 billion of senior debt, approximately $4.8 billion would have been secured.

     A summary of the terms of the tender offer and consent solicitation is contained in the press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     The information is being furnished under Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.


Item 9.01.   Financial Statements and Exhibits.

       (d) Exhibits.

           The following exhibit is filed with this report:

       Exhibit No.     Exhibit Description
       -----------     -------------------

       99.1            Press Release, dated November 21, 2005.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           R.H. DONNELLEY CORPORATION


                                           /s/ Robert J. Bush
                                           -------------------------------------
                                           Robert J. Bush
                                           Vice President, General Counsel
                                             & Corporate Secretary



                                           R.H. DONNELLEY INC.


                                           /s/ Robert J. Bush
                                           -------------------------------------
                                           Robert J. Bush
                                           Vice President, General Counsel
                                             & Corporate Secretary



     Date: November 21, 2005


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


                                  EXHIBIT INDEX


     Exhibit No.     Exhibit Description
     -----------     -------------------

     99.1            Press Release, dated November 21, 2005.


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